UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 31, 2018

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02                   Results of Operations and Financial Condition.

On July 31, 2018, Global Partners LP, a  Delaware limited partnership (the “Partnership,” “we,” “us” or “our”), filed a preliminary prospectus supplement (the “Prospectus Supplement”) to its Registration Statement on Form S-3 (File No. 333-222549) with the Securities and Exchange Commission. In the Prospectus Supplement, the Partnership included the following preliminary financial information for the three months ended June 30, 2018:

Preliminary Estimate of Selected Second Quarter 2018 Financial Results

The following preliminary financial information reflects management’s estimates based solely upon information available to us as of the date hereof. The preliminary financial results presented below are not a comprehensive statement of our financial results for the three months ended June 30, 2018. In addition, the preliminary financial results presented below have not been audited, reviewed, or compiled by our independent registered public accounting firm.  The preliminary financial results presented below are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the three months ended June 30, 2018 are not available and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented below may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

Although our results of operations as of and for the three months ended June 30, 2018 are not yet final, based on the information and data currently available, we estimate, on a preliminary basis, that for the three months ended June 30, 2018, the Partnership’s net income will be within a range of $4.2 million to $7.2 million, EBITDA will be within a range of $50.6 million to $53.6 million, Adjusted EBITDA will be within a range of $53.6 million to $56.6 million and distributable cash flow will be within a range of $18.8 million to $21.8 million.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA.  We define EBITDA as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted for gains or losses on the sale and disposition of assets and goodwill and long-lived asset impairment charges. EBITDA and Adjusted EBITDA are non-GAAP financial measures used as supplemental financial measures by management and may be used by external users of our consolidated financial statements, such as investors, commercial banks and research analysts, to assess:

•                  our compliance with certain financial covenants included in our debt agreements;

•                  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;

•                  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;

•                  our operating performance and return on invested capital as compared to those of other companies in the wholesale, marketing, storing and distribution of refined petroleum products, renewable fuels, crude oil and propane, and in the gasoline stations and convenience stores business, without regard to financing methods and capital structure; and

•                  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income, and these measures may vary among other companies. Therefore, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Distributable Cash Flow.  Distributable cash flow is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on their investment.  Distributable cash flow as defined by our partnership agreement is net income plus depreciation and amortization minus maintenance capital expenditures, as well as adjustments to eliminate items approved by the audit committee of the board of directors of our general partner that are extraordinary or non-recurring in nature and that would otherwise increase distributable cash flow.

Distributable cash flow as used in our partnership agreement also determines our ability to make cash distributions on our incentive distribution rights.  The investment community also uses a distributable cash flow metric similar to the metric used in our partnership agreement with respect to publicly traded partnerships to indicate whether or not such partnerships have generated sufficient earnings on a current or historic level that can sustain distributions on preferred or common units or support an increase in quarterly cash distributions on common units.  Our partnership agreement does not permit adjustments for certain non-cash items, such as net losses on the sale and disposition of assets and goodwill and long-lived asset impairment charges.

Distributable cash flow should not be considered as an alternative to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.  In addition, our distributable cash flow may not be comparable to distributable cash flow or similarly titled measures of other companies.

Preliminary Financial Reconciliations.  The following tables present preliminary financial reconciliations of EBITDA and Adjusted EBITDA and distributable cash flow to the GAAP financial measure of net income for the three months ended June 30, 2018 (estimated):

	Three Months Ended June 30, 2018
	(low)	(high)
	(in thousands)
Net income	$3,800	$6,800
Net loss attributable to noncontrolling interest	400	400
Net income attributable to Global Partners LP	4,200	7,200
Depreciation and amortization, excluding the impact of noncontrolling interest	25,100	25,100
Interest expense	21,600	21,600
Income tax benefit	(300)	(300)
EBITDA	50,600	53,600
Net loss on sale and disposition of assets	3,000	3,000
Adjusted EBITDA	$53,600	$56,600

Net income	$3,800	$6,800
Net loss attributable to noncontrolling interest	400	400
Net income attributable to Global Partners LP	4,200	7,200
Depreciation and amortization, excluding the impact of noncontrolling interest	25,100	25,100
Amortization of deferred financing fees and senior notes discount	1,700	1,700
Amortization of routine bank refinancing fees	(1,000)	(1,000)
Maintenance capital expenditures, excluding the impact of noncontrolling interest	(11,200)	(11,200)
Distributable cash flow(1)(2)	$18,800	$21,800

(1)                       As defined by the Partnership’s partnership agreement, distributable cash flow is not adjusted for certain non-cash items, such as net losses on the sale and disposition of assets and goodwill and long-lived asset impairment charges.

(2)                       Distributable cash flow includes a net loss on sale and disposition of assets of $3.0 million for the three months ended June 30, 2018.  Excluding the loss on sale and disposition of assets, distributable cash flow would have been $21.8 million to $24.8 million for the three months ended June 30, 2018.

Forward Looking Statements

The disclosure in this Form 8-K contains forward-looking statements within the meaning of the federal securities laws that involve material risk and uncertainties. Many possible events or factors could cause the Partnership’s actual results to differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results may arise as a result of a number of factors including, without limitation, risk factors discussed in the Partnership’s Form 10-K for the year ended December 31, 2017, the Partnership’s Form 10-Q for the quarter ended March 31, 2018 and other documents filed by the Partnership with the Securities and Exchange Commission from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this Form 8-K. The Partnership undertakes no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

The information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC
its General Partner

Dated: July 31, 2018		By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary